EXHIBIT 99.1 -- Servicer's Annual Statement of Compliance

	Annual Statement of Compliance pursuant to Section 3.20

             MASTR Asset Backed Securities Trust 2004-WMC2
          Mortgage Pass Through Certificates, Series 2004-WMC2

     I, Arthur Q. Lyon, hereby certify that I am a duly appointed President of HomEq Servicing Corporation (the "Servicer"), and further certify as follows:

     1. This certification is being made pursuant to Section 3.20 of the Pooling And Servicing Agreement, dated as of July 1, 2004 (the "Agreement"), among Mortgage Asset Securitization Transactions, Inc., as depositor,
HomEq Servicing Corporation, as Servicer, and U.S. Bank National Association, as trustee.

     2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the Year.

     Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.


Dated: 2-28 ,2005




     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 2-28-05.
				By: /s/ Arthur Q. Lyon
				Name:  Arthur Q. Lyon
				Title:  President

     I, Holly Mikkelsen, a (an) Assistant Secretary of the Servicer, hereby certify that Arthur Q. Lyon is a duly elected, qualified and acting President of the Servicer and that the signature appearing above is his/her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 2-28-05.
				By: /s/ Holly Mikkelsen
				Name:  Holly Mikkelsen
				Title:  Assistant Secretary